EXHIBIT 99.1






                                            MEDIA & ENTERTAINMENT HOLDINGS, INC.
                                                (A DEVELOPMENT STAGE ENTERRPISE)

                                                                   BALANCE SHEET
--------------------------------------------------------------------------------

                                     ASSETS
                                                                  March 26, 2007
                                                                   (Unaudited)
                                                                  --------------
CURRENT ASSETS
  Cash                                                              $    62,193
  Cash held in Trust Fund                                            96,618,800
                                                                    -----------




         TOTAL ASSETS                                               $96,680,993
                                                                    ===========



                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accrued expenses                                                  $   326,523
                                                                    -----------


COMMON STOCK - subject to possible conversion,
2,482,758 shares at conversion value                                 19,314,097
                                                                    -----------

COMMITMENTS

STOCKHOLDERS' EQUITY
  Preferred stock, $.0001 par value; authorized 1,000,000
   shares; none issued                                                       --
  Common stock, $.0001 par value, authorized 70,000,000
   shares; 16,920,000 (less 2,482,758 subject to
   possible conversion) issued and outstanding
   at March 26, 2007                                                      1,444
  Additional paid-in capital                                         77,280,060
  Deficit accumulated during the development stage                     (240,951)
                                                                    -----------
                                                                     77,040,553
Less: Cost of shares of common stock held in treasury, --
  1,800,000 shares at March 26, 2007                                       (180)

         TOTAL STOCKHOLDERS' EQUITY                                  77,040,373
                                                                    -----------

         TOTAL LIABILITIES AND STOCKHOLDERS'
           EQUITY                                                   $96,680,993
                                                                    ===========